As filed with the Securities and Exchange Commission on June 29, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________

PROGRESS SOFTWARE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	04-2746201 (I.R.S. Employer Identification Number)

14 Oak Park Dr., Bedford, Massachusetts (Address of Principal Executive Offices)	01730 (Zip Code)

Progress Software Corporation 1991 Employee Stock Purchase Plan
Progress Software Corporation 2008 Stock Option and Incentive Plan
(Full Title of Plans)
________________________________

Stephen H. Faberman
Progress Software Corporation
14 Oak Park Dr.
Bedford, Massachusetts 01730
(Name and Address of Agent for Service)

(781) 280-4000
(Telephone Number, Including Area Code, of Agent For Service)

WITH A COPY TO:
Miguel J. Vega
Cooley LLP
500 Boylston Street
14th Floor
Boston, MA 02116-3736
(617) 937-2319

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.01 par value per share, under the:
Progress Software Corporation 1991 Employee Stock Purchase Plan	800,000 shares	$45.28 (2)	$36,224,000.00	$3,952.04
Progress Software Corporation 2008 Stock Option and Incentive Plan	4,500,000 shares	$45.28 (2)	$203,760,000.00	$22,230.22
Total	5,300,000 shares		$239,984,000.00	$26,182.25

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such indeterminate number of additional shares of common stock of Progress Software Corporation as may become issuable in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Progress Software Corporation 1991 Employee Stock Purchase Plan and the Progress Software Corporation 2008 Stock Option and Incentive Plan, respectively.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act. The proposed maximum offering price per share is estimated based on the average of the high and low sale prices for Progress Software Corporation’s common stock as reported on the Nasdaq Stock Market on June 22, 2021.

EXPLANATORY NOTE

The Registrant is filing this Registration Statement on Form S-8 for the purpose of registering an additional 800,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable to eligible persons under the Progress Software Corporation 1991 Employee Stock Purchase Plan (the “ESPP”), and an additional 4,500,000 shares of Common Stock issuable to eligible persons under the Progress Software Corporation 2008 Stock Option and Incentive Plan (the “2008 Plan”).

The Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements on Form S-8 of the Registrant relating to the same employee benefit plans set forth herein are effective. Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of the registration statements on Form S-8 relating to the ESPP and the 2008 Plan filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on January 27, 2020 (Commission File No. 333-236096), September 21, 2007 (Commission File No. 333-146233), February 23, 2005 (Commission File No. 333-122962), June 11, 1999 (Commission File No. 333-80571), July 30, 1991 (Commission File No. 33-41752) and April 30, 2008 (Commission File No. 333-150555).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents are incorporated herein by reference:

(a)The Registrant’s Annual Report on Form 10-K for the fiscal year ended November 30, 2020, filed with the Commission on January 27, 2021, as amended by Amendment No. 1 on Form 10-K/A to the Annual Report, filed with the Commission on March 30, 2021;

(b)The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2021, filed with the Commission on April 5, 2021;

(c)The Registrant's Current Reports on Form 8-K filed with the Commission on April 7, 2021, April 9, 2021, April 13, 2021, and May 19, 2021; and

(d)The description of the Common Stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission on July 22, 1991, including any amendment thereto or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that the Registrant discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.
Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.      Exhibits.

Exhibit	Description
4.1
Certificate of Conversion from Non-Delaware Corporation to Delaware Corporation, filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed May 14, 2015, and incorporated herein by reference

4.2	Certificate of Incorporation, filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed May 14, 2015, and incorporated herein by reference
4.3
Certificate of Correction to Certification of Incorporation, filed as Exhibit 3.2.1 to the Registrant’s Annual Report on Form 10-K for the year ended November 30, 2015 filed January 29. 2016, and incorporated herein by reference

4.4
Amended and Restated By-Laws, filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2019 filed July 9, 2019, and incorporated herein by reference

4.5
Specimen certificate for the Common Stock, filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended November 30, 2011 filed January 30, 2012, and incorporated herein by reference

4.6
Description of Registered Securities, filed as Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended November 30, 2019 filed January 27, 2020, and incorporated herein by reference

5.1*	Opinion of Counsel
23.1*	Consent of Counsel (included in Exhibit 5.1)
23.2*	Consent of Independent Registered Public Accounting Firm
24.1*	Power of Attorney (included in signature page to this Registration Statement)
99.1
Progress Software Corporation 1991 Employee Stock Purchase Plan, as amended and restated, filed as Appendix B to the Registrant’s Proxy Statement for the Registrant’s 2021 Annual Meeting of Stockholders filed April 14, 2021, and incorporated herein by reference

99.2
Progress Software Corporation 2008 Stock Option and Incentive Plan, as amended and restated, filed as Appendix A to the Registrant’s Proxy Statement for the Registrant’s 2021 Annual Meeting of Stockholders filed April 14, 2021, and incorporated herein by reference

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, State of Massachusetts, on this 29th day of June 2021.

PROGRESS SOFTWARE CORPORATION
By:	/s/ Stephen H. Faberman
Stephen H. Faberman
Chief Legal Officer and Secretary

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Stephen H. Faberman his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Yogesh Gupta Yogesh Gupta	President, Chief Executive Officer and Director (Principal Executive Officer)	June 28, 2021
/s/ Anthony Folger Anthony Folger	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 29, 2021
/s/ Paul T. Dacier Paul T. Dacier	Director	June 25, 2021
/s/ John R. Egan John R. Egan	Director	June 29, 2021
/s/ Rainer Gawlick Rainer Gawlick	Director	June 25, 2021
/s/ Charles F. Kane Charles F. Kane	Director	June 28, 2021
/s/ Samskriti Y. King Samskriti Y. King	Director	June 25, 2021
/s/ David A. Krall David A. Krall	Director	June 25, 2021
/s/ Angela T. Tucci Angela T. Tucci	Director	June 25, 2021
/s/ Vivian Vitale Vivian Vitale	Director	June 25, 2021